UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  May 10, 2021

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, FL 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock	$0.01 par value	BLMN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure

Bloomin’ Brands, Inc.’s Board of Directors Urges Stockholders to Vote FOR the Company’s Advisory Vote on Executive Compensation

May 10, 2021

Dear Bloomin’ Brands Stockholders:

Bloomin’ Brands, Inc. (the “Company”) is writing to address the recent negative vote recommendation by Institutional Shareholder services (“ISS”) on Proposal 3, the advisory vote on executive compensation. The Company disagrees with the ISS recommendation and asks you to vote FOR Proposal 3 at the Annual Meeting of Stockholders on May 18, 2021. We note that Glass Lewis & Co., LLC, another independent proxy advisory firm, agrees with the Company and has recommended shareholders support our advisory vote on executive pay.

ISS cites the use of discretion by our independent Compensation Committee to approve an above-target payout of the 2018 Performance Share Unit (“PSU”) grant as the primary reason for its negative recommendation. The Board of Directors (the “Board”) believes this decision to approve the payout adjustment was consistent with our pay for performance philosophy and was critical to motivating, retaining, and rewarding appropriately our executives who, like all of our other employees, performed extraordinarily in response to market disruption from COVID-19 that threatened our industry and our company.

In evaluating the payout of this 3-year award the Compensation Committee carefully considered the following factors and used its discretion to apply a balanced approach and appropriately reward the executives:

1) The Company entered 2020 in a strong position with bold, transformational plans to achieve strong results and significant cost savings.

2) This strong position enabled the Company to weather the challenges presented by COVID-19.

3) Further, the Company has taken many important actions before and during the COVID-19 outbreak to strengthen pay-for-performance alignment, including expanding its stockholder outreach efforts by contacting owners of more than 69% of Bloomin’ Brands in November 2020 to seek input on our compensation practices, among other things, and shifting the long-term incentive mix for our CEO and named executive officers to be more performance-based.

Upon the outbreak of COVID-19, management proactively responded to focus on the Company’s immediate needs in navigating the challenging environment, including the following actions:

•The Company strengthened its take-out and home delivery dining capabilities and tightly managed its expenses.
•Our CEO elected to take a temporary salary reduction.
•Our Board of Directors elected to forego their quarterly cash retainer payments.
•We prioritized the health and safety of our employees.
•In successful efforts to promote employee morale in what remains a service industry, we did not furlough or lay off employees and consistently provided relief pay, and quarantine pay when applicable, to all employees who were not scheduled to work.
•We also expanded sick pay benefits during this time.

These actions were essential to meeting the Company’s immediate needs and to ensuring the Company could retain its critical employee base, minimize required retraining time and cost, return employees to work amidst substantial unemployment subsidies, and reopen dining rooms to our customers as soon as practicable. These were just a few of the changes required to adapt successfully in a rapidly changing operating environment and, in the opinion of the Board, our management team performed admirably for stockholders in this area.

Due to these efforts, the Company has experienced a strong recovery since the outbreak of COVID-19 last year, including the following key highlights:

•    The Company’s stock price has recovered well above pre-pandemic levels as shown in the chart below.
•    The Company has maintained a strong outperformance of key casual dining competitors as measured by Black Box Intelligence.
•    The Company has continued its sales growth with U.S. comp sales up 3.3% for the first quarter ended March 28, 2021 and U.S. comp sales up 12.6% for the first four weeks of the second quarter on a two-year basis versus 2019.
•    The Company has maintained its commitment to employees with no furloughs or layoffs as a result of COVID-19.
•    The Company’s employee turnover continues to be significantly better than industry competitors.

Because of the strong performance in 2018 and 2019 and management’s proactive response to COVID-19, the Compensation Committee measured the first two years of performance, which were trending at 200% of target payout, and measured 2020 at 0% of target, resulting in a blended outcome of 133% of target (i.e., 200% x 2/3rds + 0% x 1/3rd = 133%). The Compensation Committee viewed this blended measurement as the most appropriate approach as it recognized the Company’s strong performance in 2018 and 2019 and management’s strategic actions in navigating the COVID-19 pandemic in 2020.

Further, the Compensation Committee determined that the significant and negative effect of COVID-19 on the Company’s business was not reflective of management’s contributions during 2020, the last year of the performance period for the 2018 PSU grant, and that management should not be further penalized by eliminating the benefits of their successful efforts to exceed targets in 2018 and 2019 by wide margins. Importantly, it also served to address the surging threat of outside recruitment of our key talent from companies in industries that were less affected by the pandemic.

In short, the Board believes that the concerns voiced by ISS in recommending against Proposal 3 ignores the extraordinary and adverse effects of the COVID 19 pandemic on our business, along with management’s successful response to those challenges, and would have the effect of undermining efforts to maintain the momentum of our recovery from the pandemic.

The Company respectfully seeks stockholder support FOR Proposal Number 3 – Advisory Vote on Executive Compensation at our 2021 Annual Meeting of Stockholders on May 18, 2021. Our compensation program is carefully designed to ensure that compensation outcomes directly align to the Company’s strategic objectives and has received high stockholder support in the last several years. We appreciate your continued support.

The information in Item 7.01 of this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date:	May 10, 2021	By:	/s/ Kelly Lefferts
Kelly Lefferts
Executive Vice President and Chief Legal Officer